$------------             -----------------------, ----------------------, 19---

         I (or if more than one maker) we, jointly and severally, promise to pay to the order of-----------------------------------------------------------------
at------------------------------------------------------------------------------
------------------------------------------------------------------------DOLLARS,
with interest thereon at the rate of -------- percent per annum from ----------------- until paid, payable in -------------- installments of not less than $-------------- in any one payment; interest shall be paid -------------- and (*in addition to/*is included in) the minimum payments above required; the first payment to be made on the -------- day of --------------, 19-----, and a like payment on the ---------- day of -------------- thereafter, until the whole sum principal and interest has been paid; if any of said installments is not so paid, all principal and interest to become immediately due and collectible at the option of the holder of this note. If this note is placed in the hands of an attorney for collection, I/we promise and agree to pay holder's reasonable attorney's fees and collection costs, even through no suit or action is filed hereon; however, if a suit or an action is filed, the amount of such reasonable attorney's fees shall be fixed by the courts in which the suit or action, including any appeal thereon, is tried, heard or decided.

*Strike words not applicable.

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
FORM No. 217--INSTALLMENT NOTE.
                              SN Stevens-Ness Law Publishing Co., Portland, Ore.

         The rate of interest set forth in the Installment Note on the reverse side hereof will be increased or decreased from time to time by the amount of any increase or decrease in the financing rate payable by United Grocers' Store Financing department on lines of credit existing in its favor. Each such change in said rate to become effective on the day in which such rate is changed. At the present time, interest to be paid is 11.0 percent.


* The interest rate as set forth below shall vary with the prime rate published by the United States National Bank of Oregon and will be increased or decreased from time to time by the amount of increase or decrease in the United States National Bank's prime rate. The Installment Note rate shall be adjusted on the first day of each month in the applicable year (if the first day is not a business day, then on the first succeeding day) to equal the United States National Bank's rate on that date, plus percentage rate as set forth below, and shall become the effective rate and shall continue in effect until the next applicable year.